UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 20, 2012, FuelCell Energy, Inc. (“FuelCell”) announced the acquisition of the remaining 61% ownership of Versa Power Systems, Inc. (“Versa”). Versa is a leading solid oxide fuel cell developer with engineering and testing facilities in Littleton, Colorado and research and production facilities in Calgary, Canada. FuelCell issued 3,526,764 shares of its common stock to the other shareholders of Versa in consideration for their Versa shares. FuelCell’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On December 20, 2012, FuelCell issued a press release announcing its financial results and accomplishments for the fourth quarter and fiscal year ended October 31, 2012. A copy of FuelCell’s press release is attached to this report as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.01	Securities Exchange Agreement, dated as of December 20, 2012, by and among FuelCell Energy, Inc., Versa Power Systems, Inc. and the stockholders of Versa Power Systems, Inc. listed on Annex I attached thereto.

99.1	FuelCell Energy, Inc., Press Release, issued December 20, 2012 with respect to the acquisition of Versa.

99.2	FuelCell Energy, Inc., Press Release, issued December 20, 2012 with respect to financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 21, 2012	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.01	Securities Exchange Agreement, dated as of December 20, 2012, by and among FuelCell Energy, Inc., Versa Power Systems, Inc. and the stockholders of Versa Power Systems, Inc. listed on Annex I attached thereto.

99.1	FuelCell Energy, Inc., Press Release, issued December 20, 2012 with respect to the acquisition of Versa.

99.2	FuelCell Energy, Inc., Press Release, issued December 20, 2012 with respect to financial results.